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                                                                     EXHIBIT 5.1


                                January 20, 2000

The Coastal Corporation
Coastal Tower
Nine Greenway Plaza
Houston, TX 77046-0995

Gentlemen:

         I have acted as counsel to The Coastal Corporation, a Delaware corporation (the "Company") and Coastal Finance II and Coastal Finance III (each, a "Trust"), each a statutory business trust formed under the laws of Delaware in connection with the registration by the Company and the Trusts of up to $1 billion aggregate public offering price of various debt and equity securities of the Company and/or the Trusts, pursuant to a registration statement on Form S-3 (the "Registration Statement"), filed by the Company and the Trusts with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The securities issued by the Company may be in the form of (i) unsecured senior debt securities (the "Subordinated Debt Securities"), which may be convertible into shares of Common Stock of the Company (the "Common Stock"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities", and, together with the Senior Debt Securities, the "Debt Securities"), (iii) shares of Preferred Stock (the "Preferred Stock"), which may be convertible into shares of Common Stock or exchangeable for Debt Securities, (iv) shares of Common Stock, (v) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (vi) unsecured subordinated deferred interest debentures (the "Subordinated Deferrable Interest Debentures") and
(vii) stock purchase contracts and/or stock purchase units (the "Stock Purchase Contract" and/or "Stock Purchase Units"), and/or (viii) Trust Preferred Securities and the related Trust Preferred Securities Guarantee, (as defined below). The Securities issued by the Trusts may be in the form of preferred securities evidencing preferred undivided beneficial interests in the assets of the respective Trust (the "Trust Preferred Securities"). The payment of periodic cash distributions with respect to Trust Preferred Securities of each of the Trusts, out of moneys held by each of the Trusts, and payments on liquidation, redemption or otherwise with respect to such Trust Preferred Securities will be guaranteed by the Company (each, a "Trust Preferred Securities Guarantee"). The Debt Securities, the Common Stock, the Preferred Stock, the Subordinated Deferrable Interest Debentures, the Trust Preferred Securities, the Trust Preferred Securities Guarantees, the Stock Purchase Contracts, the Stock Purchase Units and the Common Stock Warrants are referred to collectively as the "Securities" and individually as a "Security".

         The Senior Debt Securities are proposed to be issued under an indenture (the "Senior



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Indenture") to be executed between the Company and a trustee to be selected by the Company. The Subordinated Deferrable Interest Debentures are proposed to be issued under an indenture (the "Subordinated Deferrable Interest Debentures Indenture") to be executed between the Company and a trustee to be selected by the Company. The Trust Preferred Securities Guarantees are proposed to be issued under a Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be executed between the Company and a Preferred Securities Guarantee trustee to be selected by the Company. The Common Stock Warrants are proposed to be issued under a warrant agreement (the "Warrant Agreement") to be executed between the Company and a bank or trust company as Warrant Agreement to be selected by the Company. The Stock Purchase Contracts and/or Stock Purchase Units are proposed to be issued under a stock purchase agreement (the "Stock Purchase Agreement") to be executed between the Company and holders of the contracts pursuant to which such holders are obligated to purchase from the Company and the Company is obligated to Sell to the holders a specified number of shares of Common Stock. The Stock Purchase Contracts may be issued separately or as part of Stock Purchase Units consisting of a Stock Purchase Contract and Senior Debt Securities, Trust Preferred Securities or debt obligations of third parties, including U.S. treasury securities.

         In this connection, I have examined such corporate proceedings of the Company and I have also examined such statutes, corporate records and other instruments and documents which I have deemed it necessary to examine for the purposes of this opinion.

         Based on the foregoing, I am of the opinion that:

         1. The Company has been dully organized and is validly existing under the laws of the State of Delaware.

         2. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security (including the Common Stock Warrants) in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise or exercise, the shares of Common Stock will be duly authorized validly issued, fully paid and nonassessable.

         3. With respect to shares of Preferred Stock, when certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable purchase, underwriting or similar agreement upon payment of the consideration thereof (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing





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                  for such conversion, exchange or exercise, the shares of
                  Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

         4. With respect to the Senior Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly executed by the Company and the Trustee and has been duly qualified under the Trust Indenture Act of 1939, as amended and (ii) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture and except that the waiver as to usury in the Senior Indenture may be unenforceable.

         5. With respect to the Subordinated Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly executed by the Company and the Trustee and has been duly qualified under the Trust Indenture Act of 1939, as amended and (ii) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable purchase, underwriting or similar agreement upon payment of the consideration thereof provided for therein, such Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Indenture and except that the waiver as to usury in the Subordinated Indenture may be unenforceable.

         6. With respect to the Subordinated Deferrable Interest Debentures to be issued under the Subordinated Deferrable Interest Debentures Indenture, when (i) the Subordinated Indenture has been duly executed by the Company and the Trustee and has been duly qualified under the Trust Indenture Act of 1939, as amended and (ii) such Subordinated Deferrable Interest Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Deferrable Interest Debentures Indenture and in accordance with the applicable purchase, underwriting or similar agreement




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                  upon payment of the consideration therefor provided for
                  therein, such Subordinated Deferrable Interest Debentures will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Deferrable Interest Debentures Indenture and except that the waiver as to usury in the Subordinated Deferrable Interest Debentures Indenture may be unenforceable.

         7. With respect to the Common Stock Warrants, when such Common Stock Warrants have been duly executed, issued and delivered in accordance with the provisions of the Warrant Agreement and in accordance with the applicable purchase, underwriting or similar agreement, if any, and upon payment of any consideration therefor provided for therein, such Common Stock Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Warrant Agreement.

         8. With respect to the Stock Purchase Contracts and the Stock Purchase Units, when (i) the Stock Purchase Agreement has been duly executed by the Company and the holders of the Stock Purchase Contract or the Stock Purchase Units; and (ii) such Stock Purchase Contracts and/or Stock Purchase Units have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Stock Purchase Agreement and in accordance with the applicable purchase, underwriting or similar agreement, such Stock Purchase Contracts or Stock Purchase Units will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Stock Purchase Agreement.

         9. With respect to the Trust Preferred Securities Guarantees, when (i) the Trust Preferred Securities Guarantee Agreement has been duly executed by the Company and the Trustee and has been duly qualified under the Trust Indenture Act of 1939, as amended; and (ii) the Trust Preferred Securities have been duly issued, the Trust Preferred Securities Guarantees will be legally


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                  issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, fraudulent transfer or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Trust Preferred Securities Guarantee Agreement.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption therein entitled "Legal Matters".


                                               Very truly yours,

                                               /s/ Austin M. O'Toole



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